Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS SECOND QUARTER 2024 RESULTS

Delivered Total Revenue of $734 million, Net Income of $47 million, and Adjusted EBITDA of $142 million with a strong 19.4% Adjusted EBITDA margin

Continued to significantly strengthen the balance sheet while pursuing strategic and financially accretive investments

Plano, TX, August 2, 2024 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and six months ended June 30, 2024.

“Robust consumer enthusiasm to experience compelling content in a larger-than-life, theatrical setting was evident once again in the second quarter. Numerous films across varied genres delivered solid results, including June’s record-breaking release of Inside Out 2 – now the biggest animated title of all time – which drove cumulative Q2 box office performance beyond our expectations despite headwinds caused by last year’s strikes in Hollywood,” stated Sean Gamble, Cinemark President and CEO. “As strong consumer demand yielded better than expected industry performance, Cinemark delivered outsized results, extending our lengthy track record of outperformance through strong execution by our exceptional team, coupled with the ongoing benefits we are deriving from our strategic actions to build audiences, grow new sources of revenue and further hone our industry-leading operating capabilities.”

Melissa Thomas, Cinemark CFO, further added, “Our ability to deliver consistent operational performance has provided us financial flexibility and opportunities to de-lever. We are pleased with the significant progress we have made advancing our near-term capital allocation priorities to strengthen our balance sheet while strategically investing to position our company for sustainable growth. We continue to take a holistic approach in evaluating our capital structure with an ongoing focus on driving long-term shareholder value.”

Q2 2024 Earnings Highlights

•
Entertained 50 million moviegoers across our global footprint.
•
Delivered domestic box office results that surpassed North American industry recovery by 400 basis points and 960 basis points relative to Q2 2024 and Q2 2019, respectively; international admissions outpaced our corresponding Latin American industry recovery by 300 basis points and 500 basis points compared with Q2 2024 and Q2 2019, respectively.
•
Sustained market share growth versus FY 2019 in excess of 100 basis points in the U.S. and Latin America; continued to maintain the most significant market share gains compared to pre-pandemic results of all major exhibitors.
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Reported $734 million of total revenue and $47 million of net income with diluted earnings per share attributable to Cinemark Holdings, Inc. of $0.32.
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Generated Adjusted EBITDA of $142 million with a strong 19.4% Adjusted EBITDA margin, demonstrating disciplined operational execution and the ongoing impact of our strategic initiatives.
•
Maintained a healthy cash balance of $789 million at quarter-end.
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Advanced objective to strengthen balance sheet post-pandemic, as demonstrated by the following actions over the past few months:
▪
Redeemed remaining $150 million 8.75% senior secured notes due 2025 in May 2024 at par.
▪
Repriced term loan, reducing interest rate by 50 basis points and saving $3.2 million of cash interest annually.
▪
Issued $500 million 7.00% unsecured notes due 2032 and executed a cash tender for a vast majority of our unsecured notes due 2026.
•
Continued to pursue balanced and disciplined investments to position Cinemark for the long-term with approximately $150 million expected to be deployed toward global growth and maintenance in 2024.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended June 30, 2024 decreased 22.1% to $734.2 million compared with $942.3 million for the three months ended June 30, 2023. For the three months ended June 30, 2024, admissions revenue decreased 23.5% to $365.8 million and concession revenue decreased 21.6% to $292.9 million, driven by a 22.4% decrease in attendance to 50.0 million patrons. Worldwide average ticket price was $7.32 and concession revenue per patron was $5.86.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2024 was $45.8 million compared with net income of $119.1 million for the three months ended June 30, 2023. Diluted earnings per share for the three months ended June 30, 2024 was $0.32 compared with diluted earnings per share of $0.80 for the three months ended June 30, 2023.

Adjusted EBITDA for the three months ended June 30, 2024 was $142.1 million compared with $231.5 million for the three months ended June 30, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the six months ended June 30, 2024 decreased 15.4% to $1,313.4 million compared with $1,553.0 million for the six months ended June 30, 2023. For the six months ended June 30, 2024, admissions revenue decreased 16.9% to $655.6 million and concession revenue decreased 15.1% to $517.1 million, driven by a 16.4% decrease in attendance to 89.7 million patrons. Worldwide average ticket price was $7.31 and concession revenue per patron was $5.76.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2024 was $70.6 million compared with net income of $116.0 million for the six months ended June 30, 2023. Diluted earnings per share for the six months ended June 30, 2024 was $0.51 compared with diluted earnings per share of $0.82 for the six months ended June 30, 2023. Net income for the six months ended June 30, 2024 included a $28.6 million tax benefit primarily related to the release of certain valuation allowances.

Adjusted EBITDA for the six months ended June 30, 2024 was $212.8 million compared with $317.7 million for the six months ended June 30, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of June 30, 2024, the Company’s aggregate screen count was 5,708, and the Company had commitments to open 3 new theatres and 33 screens over the next three years.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of June 30, 2024 operated 502 theatres with 5,708 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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determinations in lawsuits in which we are a party; and
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the ongoing recovery of our business and the motion picture exhibition industry from the effects of the COVID-19 pandemic and the 2023 writers' and actors' guilds strikes.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 16, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Statement of income data:
Revenue
Admissions	$365.8	$478.4	$655.6	$789.4
Concession	292.9	373.4	517.1	609.2
Other	75.5	90.5	140.7	154.4
Total revenue	$734.2	$942.3	$1,313.4	$1,553.0
Cost of operations
Film rentals and advertising	204.0	278.0	358.3	444.7
Concession supplies	56.6	67.4	100.6	111.0
Salaries and wages	97.3	112.1	184.2	198.3
Facility lease expense	81.5	87.0	158.8	166.5
Utilities and other	104.7	120.2	205.1	224.0
General and administrative expenses	55.7	50.0	104.6	96.5
Depreciation and amortization	49.8	52.8	99.2	107.7
Impairment of long-lived and other assets	—	9.4	—	10.1
Loss (gain) on disposal of assets and other	1.7	(3.0)	2.1	(2.7)
Total cost of operations	651.3	773.9	1,212.9	1,356.1
Operating income	82.9	168.4	100.5	196.9
Other income (expense)
Interest expense	(34.6)	(37.1)	(72.3)	(73.9)
Interest income	12.5	13.0	26.1	24.9
Loss on debt amendments and extinguishments	(2.5)	(10.7)	(2.5)	(10.7)
Foreign currency exchange and other related loss	(6.3)	(6.2)	(4.9)	(8.4)
Interest expense - NCM	(5.6)	(5.7)	(11.1)	(11.4)
Equity in income (loss) of affiliates	2.5	1.8	6.3	(0.3)
Net (loss) gain on investment in NCMI	(3.2)	9.2	1.2	9.2
Income before income taxes	45.7	132.7	43.3	126.3
Income tax (benefit) expense	(0.9)	12.3	(28.6)	8.4
Net income	$46.6	$120.4	$71.9	$117.9
Less: Net income attributable to noncontrolling interests	0.8	1.3	1.3	1.9
Net income attributable to Cinemark Holdings, Inc.	$45.8	$119.1	$70.6	$116.0
Net income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.37	$0.98	$0.58	$0.96
Diluted	$0.32	$0.80	$0.51	$0.82
Weighted average shares outstanding
Basic	119.9	119.1	119.7	118.9
Diluted	153.4	151.7	153.3	151.5

Other Operating Data

(unaudited, in millions)

	As of
	June 30, 2024	December 31, 2023
Balance sheet data:
Cash and cash equivalents	$788.8	$849.1
Theatre properties and equipment, net	$1,125.8	$1,161.7
Total assets	$4,786.2	$4,836.8
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,250.4	$2,399.1
Total equity	$375.0	$318.8

	Six Months Ended June 30,
	2024	2023
Cash flows provided by (used for):
Operating activities (1)	$162.2	$251.1
Investing activities	$(46.4)	$(54.6)
Financing activities	$(168.1)	$(110.8)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Six Months Ended June 30,
	2024	2023
Reconciliation of free cash flow:
Cash flows provided by operating activities	$162.2	$251.1
Less: capital expenditures	47.2	54.6
Free cash flow	$115.0	$196.5

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,			Three Months Ended June 30,
Revenue and Attendance	2024	2023	2024	2023	Constant Currency (1) 2024	2024	2023
Admissions revenue	$287.4	$373.4	$78.4	$105.0	$123.8	$365.8	$478.4
Concession revenue	231.4	296.3	61.5	77.1	95.2	292.9	373.4
Other revenue	53.2	65.2	22.3	25.3	34.4	75.5	90.5
Total revenue	$572.0	$734.9	$162.2	$207.4	$253.4	$734.2	$942.3
Attendance	29.1	38.8	20.9	25.6		50.0	64.4
Average ticket price	$9.88	$9.62	$3.75	$4.10	$5.92	$7.32	$7.43
Concession revenue per patron	$7.95	$7.64	$2.94	$3.01	$4.56	$5.86	$5.80
Cost of Operations
Film rentals and advertising	$164.6	$224.0	$39.4	$54.0	$63.2	$204.0	$278.0
Concession supplies	$43.2	$50.4	$13.4	$17.0	$20.7	$56.6	$67.4
Salaries and wages	$80.8	$92.5	$16.5	$19.6	$27.9	$97.3	$112.1
Facility lease expense	$60.0	$61.9	$21.5	$25.1	$29.2	$81.5	$87.0
Utilities and other	$80.1	$90.3	$24.6	$29.9	$40.5	$104.7	$120.2

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,			Six Months Ended June 30,
Revenue and Attendance	2024	2023	2024	2023	Constant Currency (1) 2024	2024	2023
Admissions revenue	$519.2	$618.1	$136.4	$171.3	$209.1	$655.6	$789.4
Concession revenue	410.0	483.1	107.1	126.1	162.2	517.1	609.2
Other revenue	99.8	112.8	40.9	41.6	61.7	140.7	154.4
Total revenue	$1,029.0	$1,214.0	$284.4	$339.0	$433.0	$1,313.4	$1,553.0
Attendance	52.7	64.0	37.0	43.3		89.7	107.3
Average ticket price	$9.85	$9.66	$3.69	$3.96	$5.65	$7.31	$7.36
Concession revenue per patron	$7.78	$7.55	$2.89	$2.91	$4.38	$5.76	$5.68
Cost of Operations
Film rentals and advertising	$290.9	$357.5	$67.4	$87.2	$105.3	$358.3	$444.7
Concession supplies	$77.5	$83.3	$23.1	$27.7	$34.8	$100.6	$111.0
Salaries and wages	$153.3	$164.0	$30.9	$34.3	$51.0	$184.2	$198.3
Facility lease expense	$120.5	$123.9	$38.3	$42.6	$50.4	$158.8	$166.5
Utilities and other	$158.4	$170.8	$46.7	$53.2	$74.3	$205.1	$224.0
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2023. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Adjusted EBITDA (1)
U.S.	$108.8	$180.8	$157.9	$244.2
International	33.3	50.7	54.9	73.5
Total Adjusted EBITDA (1)	$142.1	$231.5	$212.8	$317.7

Capital expenditures
U.S.	$16.1	$21.1	$34.2	$43.8
International	7.6	7.2	13.0	10.8
Total capital expenditures	$23.7	$28.3	$47.2	$54.6
(1)
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$46.6	$120.4	$71.9	$117.9
Add (deduct):
Income tax (benefit) expense	(0.9)	12.3	(28.6)	8.4
Interest expense (1)	34.6	37.1	72.3	73.9
Other loss (income), net (2)	0.1	(12.1)	(17.6)	(14.0)
Cash distributions from equity investees (3)	1.6	1.6	2.9	1.6
Depreciation and amortization	49.8	52.8	99.2	107.7
Impairment of long-lived and other assets	—	9.4	—	10.1
Loss (gain) on disposal of assets and other	1.7	(3.0)	2.1	(2.7)
Loss on debt amendments and extinguishments	2.5	10.7	2.5	10.7
Non-cash rent expense	(3.2)	(4.5)	(7.6)	(8.4)
Share-based awards compensation expense (4)	9.3	6.8	15.7	12.5
Adjusted EBITDA	$142.1	$231.5	$212.8	$317.7
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related loss, interest expense - NCM, equity in income (loss) of affiliates and net gain (loss) on investment in NCMI.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.